UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 10, 2025, Omega Healthcare Investors, Inc. (“Omega”) issued a press release announcing the pricing of an underwritten public offering (the “Offering”) of $600,000,000 aggregate principal amount of 5.200% Senior Notes due 2030. The press release announcing the pricing of the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on June 10, 2025, Omega entered into an underwriting agreement (the “Underwriting Agreement”) with the representatives of the several underwriters named therein relating to the Offering. The net proceeds from the Offering, after deducting the underwriting discount but before deducting estimated Offering expenses payable by Omega, are expected to be approximately $591,108,000, which Omega intends to use for general corporate purposes, which may include, among other things, repayment of existing indebtedness and future acquisition or investment opportunities in healthcare-related real estate properties and to pay certain fees and expenses related to the Offering.

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

No.	Description
1.1	Underwriting Agreement, dated June 10, 2025, by and among Omega and the representatives of the underwriters named therein
99.1	Press Release, dated June 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: June 11, 2025	By:	/s/ Robert O. Stephenson
	Name:	Robert O. Stephenson
	Title:	Chief Financial Officer